UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/11/2006

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Technitrol, Inc. and Wachovia Bank, National Association entered into a Grantor Trust Agreement dated as of July 5, 2006 (the "Agreement").

The Agreement establishes an irrevocable grantor trust to which Technitrol will contribute amounts from time to time. Such amounts will provide a source of funds for benefit payments to participants of the Technitrol, Inc. Supplemental Retirement Plan. The Agreement appoints Wachovia Bank as trustee of the trust.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement which is attached hereto as Exhibit 10.8(1).

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.8(1). Technitrol, Inc. Grantor Trust Agreement dated July 5, 2006 between Technitrol, Inc. and Wachovia Bank, National Association (omitted annexes will be furnished to the Securities and Exchange Commission upon request).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: July 11, 2006	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.8(1)	Grantor Trust Agreement